UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Assembly Biosciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

 You invested in ASSEMBLY BIOSCIENCES, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Special Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on January 31, 2024.

   Get informed before you vote

View the Notice and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to January 17, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

            *Please check the meeting materials for any special requirements for meeting attendance.

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 Vote at www.ProxyVote.com

 THIS IS NOT A VOTABLE BALLOT

  This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

1.	Approval of a series of alternative amendments to our Sixth Amended and Restated Certificate of Incorporation to effect, at the discretion of our Board of Directors, a reverse stock split of our common stock at a ratio to be determined by the Board within a range of 1-for-7 to 1-for-17 (or any number in between) without reducing the authorized number of shares of the common stock.	For

2.	Approval, subject to certain conditions, the issuance of shares of common stock to Gilead Sciences, Inc. pursuant to Nasdaq Listing Rules 5635(a) and 5635(b).	For

3.	Approval of an adjournment of the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.	For

NOTE: Your proxy holder will also vote in their discretion upon such other matters that may properly come before the meeting and any adjournment or postponement thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

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